CTS Investor Presentation October 2026

Cautionary Statement Regarding Forward-Looking Statements Readers are cautioned that the statements contained in this document regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are, or may be deemed to be, “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated in this document, including statements regarding our strategy, financial position, guidance, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “continued,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “might,” “could,” “intend,” “shall,” “possible,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “on track,” “poised,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are based on management’s expectations, certain assumptions, and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties, and other factors, which could cause CTS’ actual results, performance, or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: supply chain disruptions (including, but not limited to, the availability and cost of rare earth elements, minerals and metals); changes in the economy generally, including inflationary and/or recessionary conditions and increased tariffs, and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; the funding of contracts by the U.S. Government; the results of actions to reposition CTS’ business; rapid technological change; general market conditions in the transportation, as well as conditions in the industrial, aerospace and defense, and medical markets; reliance on key customers; unanticipated public health crises, natural disasters or other events; environmental compliance and remediation expenses; the ability to protect CTS’ intellectual property; pricing pressures and demand for CTS’ products; risks associated with CTS’ international operations, including trade and tariff barriers, trade pacts, including the future of the USMCA, exchange rates and political and geopolitical risks (including, without limitation, the impact of tariffs on China, Canada and Mexico, and other nations, the potential impact of U.S./China relations and the impact of geopolitical conflicts may have on our business, results of operations and financial condition; write offs of goodwill on our balance sheet; changes in existing tax laws or adoption of new tax laws; the amount and timing of any share repurchases; and the effect of any cybersecurity incidents on our business. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS's most recent Annual Report on Form 10-K and other filings made with the SEC. CTS undertakes no obligation to publicly update CTS’ forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

LTM Adj. EBITDA Margin 24% LTM Adj. Diluted EPS $2.75 10% CAGR Diversified End Market Revenue LTM Revenue $571 million Global design and manufacturing capabilities1 Technical and application expertise applied across diverse and growing end markets Notes: 1 Last 12 months Revenue as of September 2026 2 Diversified end markets, previously referred as the “non-transportation” market, includes the industrial, aerospace & defense, and medical end markets. 3 Adj. EBITDA Margin and Adj. Diluted EPS are non-GAAP financial measures. Refer to the Appendix for reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. 4 2019-2025 including acquisitions Sales/Technical Office Manufacturing Facility Aero & Defense Medical Industrial Transportation 4 3 1 CTS is a Leading Designer and Manufacturer of Custom Engineered Solutions that Sense, Connect and Move - Enabling an Intelligent and Seamless World  1 Diversified Markets 59% Revenue1 3 2 Europe 23% North America 57% Asia 20%

Technology Leadership Growth in Diversified End Markets Operational Excellence Strategic Capital Allocation Broad, differentiated product portfolio Deep engineering expertise and long-standing OEM partnerships Approximately 60% of sales from diversified end markets Strong positions in medical, aerospace and defense, and industrial markets supported by favorable secular trends Regional manufacturing and supply-chain capabilities CTS Business System drives productivity, margin expansion and consistent cash generation Strong balance sheet and cash generation Balanced deployment across organic investment, strategic M&A and shareholder returns 90%+ Custom Engineered Revenue ~60% Sales from Diversified End Markets >40% Adjusted Gross Margin ~$780m Deployed since 2013: M&A, Share buybacks, Dividends CTS Is Positioned to Deliver Sustainable, Long-Term Value Creation 4 Targeting 10% Growth Through Organic Execution and Disciplined M&A

Shifting Demographics & Healthcare Innovation Rising Global Defense Spending Secular Trends Are Positioning CTS for Long-Term Growth Improved diagnostics Minimally invasive procedures In-vivo and ex-vivo applications Therapeutics Naval and underwater Modern warfare Space communications Missiles and munitions Process and motion control Process automation Digital infrastructure & communication Industrial equipment Vehicle electrification HVAC energy efficiency Reduced emissions Industrial Automation & Digitalization Energy Efficiency & Sustainability 5 Applying deep domain expertise to solve today’s most pressing challenges

Deep Technical Expertise Provides a Sustainable Advantage

	Capabilities	Key Technologies		Applications	
Advanced Ceramics	Piezoelectric Ceramics	• Bulk • Tapecast • Single Crystal • Textured		• Ultrasonic Imaging: Traditional, IVUS and High Definition • Medical Therapeutics	 
Advanced Ceramics	Acoustic Sensing	• Transducers • Hydrophones • Arrays and Electronics		• Naval Sonar Systems • AUVs/UUVs • Ordnance and Countermeasures	 
Advanced Ceramics	Temperature Sensing	• NTC Thermistors		• HVAC-R • Medical Devices • Condition Monitoring	 
Advanced Ceramics	Signal Processing	• RF Filters • EMI/EMC • Crystal Oscillators		• Aerospace and Defense • Communications Infrastructure	 
Magnetics	Position Sensing	• Hall Effect • Inductive • Force		• Vehicle Controls • Pro Audio / Video • Medical Devices	 
Magnetics	Current Sensing	• Ferromagnetics • Circuit Design • Core and busbar		• Electric Vehicles • Renewable Energy • Industrial	 

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2017 Revenues $423M Long-term target +10% CAGR Utilizing core capabilities and domain expertise in fast-growing end markets Investing in business development resources, process and technology capabilities Disciplined capital investments to support diversification strategy < 30% 15-20% 20-30% 30-40% LTM Revenues $571M 1 Growing Revenue in Diversified End Markets Notes: 1 Beginning in 2022, sales to Telecom & IT end-market are included in the Industrial end-market. Diversified market revenue up from 35% to 59%

Addressable Market Size: $3.6B LTM Revenue:1 $153M +13% YOY Estimated Market Growth: Mid-single Digit Efficiency Material Expertise Up integration into sensors and transducers Drivers of Outperformance: INDUSTRIAL Enabling Automation and Digitalization in Industrial Markets Efficiency, precision and automation in industrial applications Efficiency & Productivity Heat Pumps (HVAC) Automation & Digitalization Robotics & Automation Actuation (Industrial Printing) 1 LTM through September 2026 Data Center Applications

Intravenous Ultrasound High Resolution Ultrasound Medical Therapeutics Cardiac Rhythm (Wireless Pacemaker) Highly Precise Minimally Invasive MEDICAL Enabling Innovation in Medical Markets Utilizing Technology to Enhance Patient Care and Experience Addressable Market Size: $1.5B LTM Revenue:1 $103M +33% YOY Estimated Market Growth: Mid-single Digit Strong growth in ultrasound modality Superior material performance enables share gains Drivers of Outperformance: 1 LTM through September 2026

Millar Acquisition – Advancing Portfolio Diversification

Precision pressure sensing for medical, life sciences and industrial applications

55+ years	~$30M	2H 2027
Sensing expertise across the U.S. and Europe	Expected annual revenue	Accretive

Differentiated capabilities

- MEMS pressure, pH and conductivity
- Integrated design, microfabrication and manufacturing

Portfolio diversification

- Complementary technologies and customer relationships
- New growth opportunities through CTS's global reach



Neurological monitoring


Catheter

Cardiovascular



Implantable sensing



Industrial / water quality

Expanding CTS into attractive markets with differentiated sensing technologies

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Mission Critical Applications in Harsh Environments Enhanced Performance Underwater Sonar Reliability Space Temperature Applications Unmanned Underwater Vehicles Ordnance and Countermeasures AEROSPACE & DEFENSE Ensuring Performance and Reliability in Aerospace and Defense Addressable Market Size: $1.5B LTM Revenue:1 $80M -7% YOY Estimated Market Growth: Mid-single Digit Increase in Defense spending Modern warfare Value add from components to systems Drivers of Outperformance: 1 LTM through September 2026

Advancing Safety and Energy Efficiency in Mobility

TRANSPORTATION

Addressable Market Size:	$4.6B
LTM Revenue:[1]	$235M 0% YOY
Estimated Market Growth:	Flat to Low-single Digit
Drivers of Outperformance:	• High-quality cost competitive products

[1] *LTM through September 2026*

Footwell solutions | **Sensors portfolio** | **Actuators**


Accelerator Modules


eBrake™


Seat Belt Buckle Switch Sensor


Chassis Height Sensor


Floor Hinge Pedal


Footwell Integration


Brake Position Sensor


Seat Track Position Sensor


Actuators


Belt Tension Sensor


Current Sensor Award Secured

Long-Term Growth Opportunities with Powertrain Agnostic Products

12

Cash Returned to Shareholders Dividend & Repurchases 20-40% of FCF Capital Structure Leverage 1.0 – 2.5x Operating Cash Flow 17-20% of Sales Growth Capex ~4% of Sales Acquisitions 60-80% of FCF Capital Allocation Priorities Maintain healthy Balance Sheet Disciplined organic investments Growth resources and support systems IT systems – ERP, analytics capabilities CTS Business System – Operational excellence Strategic M&A – a growth priority Return capital to shareholders Capital Allocation Framework $319 million1 in cash returned to shareholders since 2013 1 Cumulative from 2013 through Q3 2026 including dividends and share repurchases.

Target Profile Proven M&A Playbook Financial Capability Product extensions, value added products, targeted adjacencies Strong fit with our end markets Accretive financial profile Mature diligence process Proven integration capability CTS Business System Good balance sheet strength $300M total debt facility Deployed $450M+ since 2016 on acquisitions Strategic Acquisitions Advanced Ceramics (Medical, Industrial, Defense, Europe) Temperature Sensors (Industrial, Medical, Europe) Acoustic Sensors (Defense) Current Sensors (Industrial, Mobility, Europe) Pressure Sensors (Medical, Industrial) Strategic M&A is Fundamental to Continued Growth

FY 2026 Updated Guidance $2.88 2 $2.78 Notes:  1 Adjusted Diluted EPS is a non-GAAP financial measure. Refer to the Appendix for reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. 2 Revenue and EPS guidance include the expected impact from the Millar acquisition. Revenue ($ Millions) Adjusted Diluted EPS 1 $580 $590 2 Continuation of current market conditions – Ongoing monitoring of near‑term economic impacts, including geopolitical conflicts, tariff changes, precious metals, and petroleum‑based products, with a focus on agility in cost and pricing actions Continued progress on growth in diversified end markets Light vehicle production expected to be flat to slightly down, partially offset by commercial vehicle volumes Effective tax rate expected to be in the range of 20–22%, excluding discrete items Key Outlook Assumptions

Strategy and Operational Execution Enable Long Term Value Creation

LTM [1]	Five-Year Target	Key Drivers
Revenue $571 M	10% CAGR	~50-50 organic and inorganic
40.6% Adj. Gross Margin [2]	39-43%	Diversification, value added products, continued execution excellence
23.4% Adj. EBITDA [2]	23-26%	Strong execution and disciplined cash management
4.1% R&D expenses	4-5%	Investments to drive continued technology leadership
2.7% Capital Expenditures	~4%	~50-50 growth and maintenance

Notes:

[1] LTM through September 2026.

[2] Adj. Gross Margin and Adj. EBITDA are non-GAAP financial measures. Refer to the Appendix for reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

CTS

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One operating model to drive execution, continuous improvement and growth Scaling the CTS Business System (CBS) to Accelerate Evolution 2030 Standardize Processes Improve Performance Scale Best Practices Growth Product Life Cycle Management Sales & Customer Service Mergers & Acquisitions (M&A) Environmental, Health, & Safety Quality Supply Chain LEAN/ Continuous Improvement Communications Talent Development Rewards & Recognition CTS Cares Operational Excellence Engagement Evolution 2030 Strategic Priorities One CTS Business System

Appendix

Our Vision We aim to be a leading provider of sensing and motion devices as well as connectivity components enabling an intelligent and seamless world. Our Values CTS Business System The CTS Business System supports the SBU’s and the enterprise-wide functions with the framework for building and sustaining a continuous improvement (CI) culture. Play to Win Responsiveness Simplicity Solution Oriented 19

Non-GAAP Financial Measures From time to time, CTS may use non-GAAP financial measures in discussing CTS’ business. These measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with U.S. GAAP. CTS believes that the non-GAAP financial measures presented are commonly used by financial analysts and others in the industries in which CTS operates, and thus further provide useful information to investors. CTS’ definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items. CTS has presented these non-GAAP financial measures as it believes that the presentation of its financial results that exclude (1) restructuring charges; (2) restructuring-related charges; (3) environmental charges; (4) acquisition-related adjustments; (5) inventory fair value step-up costs; (6) foreign exchange (gains) losses; (7) non-cash pension expenses (income); and (8) non-recurring insurance recovery proceeds and (9) certain discrete tax items are useful and assist in comparing CTS’ current operating results with past periods and with the operational performance of other companies in its industry. Included below is a description of the expenses that CTS has determined are not normal, recurring cash operating expenses necessary to operate its business and the rationale for why providing financial measures for its business with such expenses excluded or adjusted is useful to investors as a supplement to the U.S. GAAP measures. Restructuring charges – costs primarily relating to workforce reductions, building and equipment relocations, asset impairment charges and other facility closure activities in connection with our continued optimization of our organization. Restructuring-related charges – costs related to restructuring actions that do not qualify as direct restructuring charges under U.S. GAAP. These include duplicative expenses incurred due to plant consolidation related transition activities such as excess rent, utilities, personnel related and other costs incurred prior to the start of production at the new location.  Environmental charges – costs associated with our non-operating facilities that are unrelated to ongoing operations. Currently, none of these costs and accruals relate to sites that provide revenue generating activities for the Company.  Acquisition-related adjustments – diligence and transaction costs related to acquisitions including related contingent earnout and other adjustments. Inventory fair value step-up costs – purchase accounting-related inventory costs from acquisitions. Foreign exchange (gains) losses – remeasurement income and expenses for non-U.S. subsidiaries with the U.S. dollar as the functional currency. Non-cash pension expenses (income) – pension income and expenses relating to the non-operating U.S. pension and post-retirement life insurance plans, including historical plan settlement activities. Insurance recovery – recovery relating to non-recurring insurance claims Discrete tax items – non-recurring, infrequent, or unusual tax adjustments (e.g., valuation allowances, uncertain tax position changes, unremitted assertion changes and discrete impacts associated with pre-tax non-GAAP items or due to tax law changes, etc.). At times, the reconciliations below have been intentionally rounded to the nearest thousand, or $0.01 for EPS figures, and, therefore, may not sum. CTS does not provide reconciliations of forward-looking non-GAAP financial measures, such as estimated adjusted diluted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because CTS is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition-related costs, foreign exchange rates and other non-routine costs. Each of such adjustments has not yet occurred, are out of CTS' control and/or cannot be reasonably predicted. For the same reasons, CTS is unable to address the probable significance of the unavailable information.

Regulation G Schedules ($ Millions, except percentages) Adjusted Gross Margin Three Months Ended September 30, Nine Months Ended September 30, Three Months Ended June 30, LTM Twelve Months Ended December 31, 2026 2025 2026 2025 2026 Q4-25 to Q3-26 2025 2024 2023 Gross margin $ 63.2 $ 55.3 $ 178.2 $ 154.3 $ 60.0 $ 231.9 $ 208.0 $ 187.6 $ 190.9 Net sales   $ 149.6   $ 143.0   $ 433.6   $ 404.0   $ 144.8 $ 570.9 $ 541.3 $ 514.8   $ 550.4 Gross margin as a % of net sales 42.2% 38.7% 41.1% 38.2% 41.5% 40.6% 38.4% 36.4% 34.7% Adjustments to reported gross margin: Restructuring-related charges (b) — 0.2 — 0.2 — — 0.2 0.7 0.6 Inventory fair value step-up (b) — — — — — — — 2.1 — Adjusted gross margin   $ 63.2   $ 55.6   $ 178.2   $ 154.5   $ 60.0 $ 231.9 $ 208.2 $ 190.4   $ 191.4   Adjusted gross margin as a % of net sales   42.2%   38.9%   41.1%   38.2%   41.5% 40.6% 38.5% 37.0%   34.8%

Regulation G Schedules ($ Millions, except percentages) Adjusted SG&A Expenses Three Months Ended September 30, Nine Months Ended September 30, LTM Twelve Months Ended December 31, 2026 2025 2026 2025 Q4-25 to Q3-26 2025 2024 2023 SG&A Expense $ 30.8 $ 27.2 $ 85.2 $ 73.9 $ 110.0 $ 98.7 $ 88.3 $ 83.8 Net sales $ 149.6 $ 143.0 $ 433.6 $ 404.0 $ 570.9 $ 541.3 $ 514.8 $ 550.4 SG&A expense as a % of net sales 20.6% 19.0% 19.6% 18.3% 19.3% 18.2% 17.2% 15.2% Adjustments to reported SG&A expense: Environmental charges (a) 0.2 4.2 0.9 4.7 1.6 5.5 1.6 3.5 Acquisition-related adjustments (a) 1.2 (0.9) 1.3 (2.6) 0.6 (3.4) (0.3) 0.4 Restructuring-related adjustments (a) 0.1 — 0.2 — 0.7 0.5 — — Total adjustments to reported SG&A expense $ 1.5 $ 3.2 $ 2.4 $ 2.1 $ 2.8 $ 2.6 $ 1.3 $ 3.9 Adjusted SG&A expense $ 29.3 $ 23.9 $ 82.8 $ 71.8 $ 107.2 $ 96.1 $ 87.0 $ 80.0 Adjusted SG&A expense as a % of net sales 19.6% 16.7% 19.1% 17.8% 18.8% 17.8% 16.9% 14.5%

Regulation G Schedules ($ Millions, except percentages) Adjusted Operating Earnings Three Months Ended September 30, Nine Months Ended September 30, LTM Twelve Months Ended December 31, 2026 2025 2026 2025 Q4-25 to Q3-26 2025 2024 2023 Operating earnings $ 25.5 $ 20.9 $ 74.3 $ 60.0 $ 97.0 $ 82.6 $ 71.2 $ 75.1 Net sales $ 149.6 $ 143.0 $ 433.6 $ 404.0 $ 570.9 $ 541.3 $ 514.8 $ 550.4 Operating earnings as a % of net sales 17.1% 14.6% 17.1% 14.8% 17.0% 15.3% 13.8% 13.6% Adjustments to reported operating earnings: Restructuring charges (c) 0.5 0.3 0.9 1.0 1.4 1.4 4.7 7.1 Restructuring-related charges (b) 0.1 0.4 0.2 0.4 0.7 0.7 0.7 0.6 Environmental charges (a) 0.2 4.2 0.9 4.7 1.6 5.5 1.6 3.5 Acquisition-related adjustments (a) 1.2 (1.1) 1.3 (2.6) 0.6 (3.4) (0.3) 0.4 Inventory fair value step-up (b) — — — — — — 2.1 — Total adjustments to reported operating earnings $ 2.0 $ 3.8 $ 3.3 $ 3.5 $ 4.2 $ 4.2 $ 8.8 $ 11.5 Adjusted operating earnings $ 27.5 $ 24.8 $ 77.7 $ 63.4 $ 101.2 $ 86.9 $ 80.0 $ 86.6 Adjusted operating earnings as a % of net sales 18.4% 17.3% 17.9% 15.7% 17.7% 16.0% 15.5% 15.7%

Regulation G Schedules

Adjusted EBITDA Margin

($ Millions, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,	Twelve Months Ended December 31,		
	2026	2025	2026	2025	2026	2025	2024	2023
Net earnings	$ 17.8	$ 13.7	$ 54.1	$ 45.6	$ 19.2	$ 65.3	$ 55.5	$ 60.5
Net sales	$ 149.6	$ 143.0	$ 433.6	$ 404.0	$ 144.8	$ 541.3	$ 514.8	$ 550.4
Net earnings margin	**11.9%**	**9.6%**	**12.5%**	**11.3%**	**13.2%**	**12.1%**	**10.8%**	**11.0%**
Depreciation and amortization expense	8.7	8.8	26.3	25.9	8.8	34.5	30.9	28.7
Interest expense	0.6	1.1	2.0	3.4	0.7	4.3	4.2	3.3
Tax expense	20.5	6.0	32.0	13.2	7.1	18.5	13.1	14.6
EBITDA	47.6	29.7	114.5	88.1	35.7	122.6	103.7	107.2
EBITDA Margin	**31.8%**	**20.7%**	**26.4%**	**21.8%**	**24.7%**	**22.6%**	**20.1%**	**19.5%**
Adjustments to EBITDA:								
Restructuring charges (c)	0.5	0.3	0.9	1.0	0.1	1.4	4.7	7.1
Restructuring-related charges (b)	0.1	0.4	0.2	0.4	0.1	0.7	0.7	0.6
Environmental charges (a)	0.2	4.2	0.9	4.7	0.4	5.5	1.6	3.5
Acquisition-related adjustments (a)	1.2	(1.1)	1.3	(2.6)	0.1	(5.6)	(0.3)	0.4
Inventory fair value step-up (b)	—	—	—	—	—	—	2.1	—
Non-cash pension and related expense (d)	—	—	—	0.1	—	0.1	0.2	—
Foreign currency loss (gain) (d)	(0.1)	0.6	0.4	(0.7)	0.4	(1.3)	2.7	2.0
Insurance recovery (d)	(12.5)	—	(12.5)	—	—	—	—	—
Total adjustments to EBITDA	(10.6)	4.4	(8.7)	2.8	1.0	0.9	11.7	13.5
Adjusted EBITDA	$ 37.0	$ 34.1	$ 105.7	$ 90.9	$ 36.8	$ 123.4	$ 115.4	$ 120.7
Adjusted EBITDA Margin	**24.7%**	**23.8%**	**24.4%**	**22.5%**	**25.4%**	**22.8%**	**22.4%**	**21.9%**

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Regulation G Schedules

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

($ Millions, except percentages and per share amounts)

`	Three Months Ended September 30,				Nine Months Ended September 30,				Three Months Ended June 30,	
	2026	2026	2025	2025	2026	2026	2025	2025	2026	2026
		Per Share		Per Share		Per share		Per share		Per share
Net earnings (A)	$ 17.8	$ 0.61	$ 13.7	$ 0.46	$ 54.1	$ 1.87	$ 45.6	$ 1.52	$ 19.2	$ 0.66
Adjustments to reported net earnings:										
Restructuring charges (c)	0.5	0.02	0.3	0.01	0.9	0.03	1.0	0.03	0.1	0.00
Restructuring related charges (a)	0.1	0.00	0.4	0.01	0.2	0.01	0.4	0.01	0.1	0.00
Environmental charges (a)	0.2	0.01	4.2	0.14	0.9	0.03	4.7	0.16	0.4	0.01
Acquisition-related adjustments (a)	1.2	0.04	(1.1)	(0.03)	1.3	0.05	(2.6)	(0.09)	0.1	0.00
Non-cash pension and related expense (d)	—	—	—	—	—	—	—	—	—	—
Foreign currency loss (gain) (d)	(0.1)	(0.00)	0.6	0.02	0.4	0.01	(0.7)	(0.02)	0.4	0.01
Insurance recovery (d)	(12.5)	(0.43)	—	—	(12.5)	(0.43)	—	—	—	—
Total pretax adjustments to reported net earnings	$ (10.6)	$ (0.37)	$ 4.4	$ 0.15	$ (8.7)	$ (0.30)	$ 2.8	$ 0.09	$ 1.0	$ 0.04
Income tax effect of above adjustments (f)	2.5	0.09	(1.0)	(0.03)	2.2	0.08	(1.0)	(0.03)	(0.1)	(0.00)
Total adjustments, tax affected (f) **(B)**	$ (8.1)	$ (0.28)	$ 3.4	$ 0.12	$ (6.5)	$ (0.23)	$ 1.8	$ 0.06	$ 0.9	$ 0.03
Tax adjustments:										
Other discrete tax items (e)	12.7	0.44	0.7	0.02	14.0	0.48	0.8	0.03	1.3	0.04
Total tax adjustments **(C)**	$ 12.7	$ 0.44	$ 0.7	$ 0.02	$ 14.0	$ 0.48	$ 0.8	$ 0.03	$ 1.3	$ 0.04
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	$ 22.4	$ 0.77	$ 17.8	$ 0.60	$ 61.6	$ 2.13	$ 48.2	$ 1.61	$ 21.3	$ 0.74
Net sales	$ 149.6		$ 143.0		$ 433.6		$ 404.0		$ 144.8	
Net earnings as a % of net sales	**11.9%**		**9.6%**		**12.5%**		**11.3%**		**13.2%**	
Adjusted net earnings as a % of net sales	**15.0%**		**12.4%**		**14.2%**		**11.9%**		**14.7%**	

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Regulation G Schedules

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

($ Millions, except percentages and per share amounts)

	LTM		Twelve Months Ended December 31,					
	Q4-25 to Q3-26		2025	2025	2024	2024	2023	2023
		Per share		Per share		Per share		Per share
Net earnings (loss) (A)	$ 73.9	$ 2.53	$ 65.3	$ 2.19	$ 55.5	$ 1.80	$ 60.5	$ 1.92
Adjustments to reported net earnings (loss):								
Restructuring charges (c)	1.3	0.04	1.4	0.05	4.7	0.15	7.1	0.22
Restructuring related charges (a)	0.6	0.02	0.7	0.02	0.7	0.02	0.6	0.02
Environmental charges (a)	1.7	0.06	5.5	0.18	1.6	0.05	3.5	0.11
Acquisition-related adjustments (a)	(1.7)	(0.05)	(5.6)	(0.19)	(0.3)	(0.01)	0.4	0.01
Inventory fair value step-up (b)	—	—	—	—	2.1	0.07	—	—
Non-cash pension and related expense (d)	—	—	0.1	0.00	0.2	0.01	—	—
Foreign currency (gain) loss (d)	(0.1)	(0.01)	(1.3)	(0.04)	2.7	0.09	2.0	0.06
Insurance recovery (d)	(12.5)	(0.43)	—	—	—	—	—	—
Total pretax adjustments to reported net earnings (loss)	$ (10.6)	$ (0.37)	$ 0.9	$ 0.03	$ 11.7	$ 0.38	$ 13.5	$ 0.42
Income tax effect of above adjustments (f)	2.6	0.09	(0.6)	(0.02)	(2.2)	(0.07)	(2.4)	(0.07)
Total adjustments, tax affected (f) **(B)**	$ (8.0)	$ (0.28)	$ 0.3	$ 0.01	$ 9.5	$ 0.31	$ 11.1	$ 0.35
Tax adjustments:								
Increase in valuation allowances (e)	—	—	—	—	—	—	—	—
Other discrete tax items (e)	14.0	0.48	0.8	0.03	0.3	0.01	(1.6)	(0.05)
Total tax adjustments **(C)**	$ 14.0	$ 0.48	$ 0.8	$ 0.03	$ 0.3	$ 0.01	$ (1.6)	$ (0.05)
Adjusted net earnings (A+B+C) and Adjusted Net Earnings Per Share	$ 79.8	$ 2.75	$ 66.3	$ 2.23	$ 65.3	$ 2.12	$ 70.0	$ 2.22
Net sales	$ 570.9		$ 541.3		$ 514.8		$ 550.4	
Net earnings (loss) as a % of net sales	**12.9%**		**12.1%**		**10.8%**		**11.0%**	
Adjusted net earnings as a % of net sales	**14.0%**		**12.3%**		**12.7%**		**12.7%**	

NOTE: CTS believes that adjusted gross margin, adjusted operating earnings, adjusted EBITDA margin, adjusted net earnings and adjusted diluted earnings per share provide useful information to investors regarding its operational performance because they enhance an investor's overall understanding of CTS' core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of CTS' fundamental business operations (such as those items noted above in the paragraph titled "Non-GAAP Financial Measures") or were not part of CTS' business operations during a comparable period.

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Reflected in Selling, general and administrative and other income (expense), net. Reflected in Cost of goods sold. Reflected in Restructuring charges. Reflected in Other income (expense), net. Reflected in Income tax expense. For 2023, discrete tax items include adjusting for tax benefits resulting from $0.6 million for research and development tax credits from prior years, $0.8 million in foreign tax credits related to prior years from a 2023 tax law change, as well as $0.2 million from the release of uncertain tax benefits. For 2024, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for a foreign subsidiary. For 2025, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for research and developmental credits and the tax impacts of an immaterial correction of a prior period error. For 2026, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for foreign tax credits and adjustments related to uncertain tax positions.  We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments. For all periods presented, we applied the statutory income tax rates to the taxable portion of all of our adjustments. Our acquisition costs and foreign currency gains and losses included in our non-GAAP adjustments were not deductible for income tax purposes; therefore, no statutory income tax rate was applied to such costs. Regulation G Schedules

Regulation G Schedules

Free Cash Flow

($ Millions, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,		
	2026	2025	2026	2025	2025	2024	2023
Net cash provided by operating activities	$ 43.5	$ 29.0	$ 94.3	$ 72.9	$ 102.1	$ 98.2	$ 88.8
Capital expenditures	(2.4)	(4.8)	(12.0)	(12.5)	(15.7)	(18.6)	(14.7)
Free cash flow	**$ 41.1**	**$ 24.2**	**$ 82.3**	**$ 60.4**	**$ 86.4**	**$ 79.6**	**$ 74.1**
Operating cash flow as a percentage of net earnings	245%	212%	174%	160%	156%	177%	147%
Operating cash flow as a percentage of adjusted EBITDA	118%	85%	89%	80%	83%	85%	74%
Free cash flow as a percentage of adjusted net earnings	184%	136%	134%	125%	130%	122%	106%

NOTE: CTS believes that free cash flow is a useful measure because it demonstrates the company's ability to generate cash. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Controllable Working Capital

($ Millions, except percentages)

	Three Months Ended September 30,		Twelve Months Ended December 31,		
	2026	2025	2025	2024	2023
Net accounts receivable	$ 93.0	$ 85.9	$ 88.1	$ 77.6	$ 78.6
Net inventory	$ 62.4	$ 54.2	$ 52.9	$ 52.3	$ 60.0
Accounts payable	$ (50.6)	$ (48.1)	$ (48.2)	$ (42.6)	$ (43.5)
Controllable working capital	$ 104.8	$ 92.0	$ 92.7	$ 87.3	$ 95.1
Quarter sales	$ 149.6	$ 143.0	$ 137.3	$ 126.4	$ 124.7
Multiplied by 4	4	4	4	4	4
Annualized sales	$ 598.3	$ 571.9	$ 549.1	$ 505.6	$ 498.8
Controllable working capital as a % of annualized sales	**17.5%**	**16.1%**	**16.9%**	**17.3%**	**19.1%**

NOTE: CTS believes the controllable working capital ratio is a useful measure because it provides an objective measure of the efficiency with which CTS manages its short-term capital needs.

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